                                                                   EXHIBIT 12.3

               UNOCAL CORPORATION AND CONSOLIDATED SUBSIDIARIES

        COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

                           PREFERRED STOCK DIVIDENDS

                             (Dollars in Millions)


                                                   Six Months Ended
                                                       June 30,                            Year Ended December 31,
                                                 ---------------------         -----------------------------------------------------
                                                      1994      1993              1993      1992      1991       1990        1989
                                                     -----     -----             ------    ------    ------     ------      ------
Earnings from continuing operations . . . . . .      $ 104    $  229             $ 343     $ 196      $  73      $ 401       $ 358
Provision for income taxes  . . . . . . . . . .         97       181               268       153        139         84         218

Minority interest . . . . . . . . . . . . . . .         --        --                --         5          6         21          13
                                                     -----     -----             -----     -----      -----      -----      ------
  Earnings subtotal (a) . . . . . . . . . . . .        201       410               611       354        218        506         589

Fixed charges included in earnings:
  Interest expense  . . . . . . . . . . . . . .        141       157               304       379        395        419         421
  Interest portion of rentals (b) . . . . . . .         28        31                55        61         67         60          55
                                                     -----     -----             -----     -----      -----      -----      ------
    Subtotal  . . . . . . . . . . . . . . . . .        169       188               359       440        462        479         476

Earnings available before fixed charges              $ 370     $ 598             $ 970     $ 794      $ 680      $ 985      $1,065
                                                     -----     -----             -----     -----      -----      -----      ------
                                                     -----     -----             -----     -----      -----      -----      ------


Fixed charges and preferred stock  dividends:

  Fixed charges included in earnings  . . . . .      $ 169     $ 188             $ 359     $ 440      $ 462      $ 479       $ 476
  Capitalized interest  . . . . . . . . . . . .         18        17                30        34         40         10          23
  Preferred stock dividends, pre-tax basis  . .         29        29                58        26         --         --          --
                                                     -----     -----             -----     -----      -----      -----       -----
    Total fixed charges and preferred  stock
    dividends . . . . . . . . . . . . . . . . .      $ 216     $ 234             $ 447     $ 500      $ 502      $ 489       $ 499
                                                     -----     -----             -----     -----      -----      -----       -----
                                                     -----     -----             -----     -----      -----      -----       -----
Ratio of earnings to fixed charges and
 preferred stock dividends (a)  . . . . . . . .        1.7       2.6               2.2       1.6        1.4        2.0         2.1

____________


(a)   Includes pretax asset write-downs of:          $  30       $--              $ 19      $ 50       $106       $127        $ 62
      The ratio of earnings, excluding asset
       write-downs, to fixed charges and
       preferred stock dividends would be:             1.9       2.6               2.2       1.7        1.6        2.3         2.3

(b)   Calculated as one-third of operating
      rental expense.
